
                                                                                                   Registration No. 33-53485

                                              SECURITIES AND EXCHANGE COMMISSION
                                                    Washington, D.C.  20549
                                                   -----------------------

                                                      AMENDMENT NO. 1 TO
                                                           FORM S-3
                                                   REGISTRATION STATEMENT

                                                             Under
                                                  The Securities Act of 1933
                                                     -----------------------
                         VIACOM INC.                                                    VIACOM INTERNATIONAL INC.
   (Exact name of Registrant as specified in its charter)                     (Exact name of Registrant as specified in its charter)

                          Delaware                                                              Delaware
(State or other jurisdiction of incorporation or organization)        (State or other jurisdiction of incorporation or organization)

                       04-2949533                                                            04-2980402
              (IRS Employer Identification No.)                                     (IRS Employer Identification No.)

                        1515 Broadway                                                         1515 Broadway
                     New York, NY  10036                                                   New York, NY  10036
                       (212) 258-6000                                                        (212) 258-6000
    (Address, including zip code, and telephone number,                    (Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)            including area code, of registrant's principal
                                                                              executive offices)

                                                      -----------------------
                                                      Philippe P. Dauman, Esq.
                                             Executive Vice President, General Counsel,
                                             Chief Administrative Officer and Secretary
                                                             Viacom Inc.
                                                            1515 Broadway
                                                      New York, New York  10036
                                                           (212) 258-6000
                (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                                      -----------------------
                                                             Copies To:
                Stephen T. Giove, Esq.                   Candace K. Beinecke, Esq.                     Joel S. Hoffman, Esq.
                  Shearman & Sterling                       Stephen Luger, Esq.                     Simpson Thacher & Bartlett
                 599 Lexington Avenue                      Hughes Hubbard & Reed                        425 Lexington Avenue
               New York, New York  10022                   One Battery Park Plaza                 New York, New York 10017-3909
                                                         New York, New York  10004

              Approximate date  of commencement of proposed sale to the public:  From  time to time after the effective date of this registration statement.

              If  the only  securities  being registered  on  this form  are being  offered  pursuant to  dividend  or interest
      reinvestment plans, please check the following box.      [ ]

              If any  of the  securities being registered  on this  Form are to  be offered  on a  delayed or continuous  basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities  offered only in connection with
      dividend or interest reinvestment plans, please check the following box.     [X]

                                                   CALCULATION OF REGISTRATION FEE
                                                                                    Proposed           Proposed
                                                                 Amount             maximum             maximum        Amount of
               Title of each class of Securities                  to be         offering price         aggregate     registration
                        to be registered                       registered         per unit(2)      offering price(2)      fee
      Senior and Senior Subordinated Debt Securities
            of Viacom Inc.(3) . . . . . . . . . . . . . .                             100%
      Guarantees of Viacom International Inc.(4)  . . . .     $3,000,000,000(1)                       $3,000,000,000  $1,034,483(6)
                                                                                      --
      Preferred Stock, par value $.01 per share, of Viacom
            Inc.(5) . . . . . . . . . . . . . . . . . . .                             100%

      (1) In United States dollars or the equivalent thereof in foreign currency or currency units.
      (2) Estimated solely for the purpose of calculating the registration fee.  The aggregate proceeds from the offer and sale of the securities registered hereby will not exceed $3,000,000,000.
      (3) If any of the Debt Securities  are issued at an original issue discount, the principal  amount will be increased such that the aggregate proceeds of the securities issued hereunder will equal $3,000,000,000.
      (4) May be issued in connection with Debt Securities of Viacom Inc.
      (5) Such indeterminate number of shares of Preferred Stock as may from time to time be issued at indeterminate prices.
      (6) Fee of $1,034,483 previously paid on May 5, 1994.

                                                      -----------------------

          The  Registrants hereby amend  this Registration Statement  on such date  or dates as  may be necessary  to delay its effective date  until the Registrants  shall file a  further amendment which  specifically states that  this Registration
      Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until  the Registration Statement shall become effective on such  date as the Commission, acting pursuant to said Section
      8(a), may determine.


PROSPECTUS
                                 $3,000,000,000
                              ____________________

                                   VIACOM INC.

                             Senior Debt Securities
                       Senior Subordinated Debt Securities
                                 Preferred Stock

                   Unconditionally guaranteed as to payment of
                   principal, premium, if any, and interest on
                 Senior and Senior Subordinated Debt Securities,
                         to the extent set forth in the
                      applicable Prospectus Supplement, by
                            VIACOM INTERNATIONAL INC.
                   (a wholly owned subsidiary of Viacom Inc.)
                              ____________________


          Viacom Inc. ("Viacom") may offer from time to time (i) its senior unsecured debt securities (the "Senior Debt Securities"), (ii) its senior subordinated unsecured debt securities (the "Senior Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities") and (iii) shares of its preferred stock (the "Preferred Stock"), in
one or more series, or any combination of the foregoing.   The aggregate gross
proceeds from the offer and sale of Debt Securities and Preferred Stock hereunder will not exceed $3.0 billion.


          The Senior Subordinated Debt Securities will be subordinated in right of payment to all existing and future Senior Obligations of Viacom. See "Description of Senior Subordinated Debt Securities -- Subordination" and "Description of Debt Securities -- Certain Definitions" for the definition of "Senior Obligations". The Senior Debt Securities and the Senior Subordinated Debt Securities will be unconditionally guaranteed (the "Guarantees") as to the payment of principal, premium, if any, and interest, to the extent set forth in the applicable Prospectus Supplement (as defined below), by Viacom International Inc. ("Viacom International") on a senior basis and a senior subordinated basis, respectively.


           Specific terms of the securities in respect of which this Prospectus is being delivered ("Offered Securities") will be set forth in one or more supplements to this Prospectus (each a "Prospectus Supplement"), together with the terms of the offering of the Offered Securities, the initial price thereof and the net proceeds from the sale thereof. Debt Securities may be issued as Original Issue Discount Debt Securities (as defined in "Description of Debt Securities -- General") to be sold at a substantial discount below their principal amount and, if issued, certain terms thereof will be set forth in the Prospectus Supplement related thereto.

                              ____________________

     For information concerning certain factors that should be considered by prospective investors, see "Certain Considerations".


                              ____________________

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
         COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                 ACCURACY OR ADEQUACY OF THIS PROSPECTUS.   ANY
                      REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

                                _________________

          Viacom may sell the Offered Securities to or through underwriters and may also sell the Offered Securities directly to one or more other purchasers or through dealers or agents. Viacom may also distribute the Offered Securities directly to certain of its security holders in satisfaction of its obligations in respect of the outstanding securities held by such security holders. See "Plan of Distribution". The names of any underwriters, dealers or agents involved in the sale of the Offered Securities and any applicable commission or discount arrangements with them will be set forth in an accompanying Prospectus Supplement.

          This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement.
                              ____________________

                 The date of this Prospectus is          , 1995.

          No dealer, salesman or other person has been authorized to give any information or to make any representation not contained or incorporated by reference in this Prospectus or any accompanying Prospectus Supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Viacom or Viacom International, or any underwriter, dealer or agent. Neither this Prospectus nor any accompanying Prospectus Supplement constitutes an offer to sell or a solicitation of any offer to buy any of the securities hereby or thereby offered in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus or any accompanying Prospectus Supplement nor any sale made hereunder or thereunder shall, under any circumstances, create any implication that the information herein or therein is correct as of any time subsequent to the date hereof or thereof or that there has been no change in the affairs of Viacom or Viacom International since such date or, in the case of information incorporated herein or therein by reference, the date of filing with the Securities and Exchange Commission.


                              AVAILABLE INFORMATION

          Viacom is currently subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by Viacom with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and should be available at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material also can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates. In addition, material filed by Viacom can be inspected at the offices of the American Stock Exchange, Inc. (the "AMEX"), 86 Trinity Place, New York, New York 10006. As of March 1, 1995, Viacom International is no longer required to file reports, proxy statements or other information with the Commission pursuant to the requirements of the Exchange Act. Instead, information with respect to Viacom International is provided, to the extent required, in filings made by Viacom.


          This Prospectus constitutes part of a registration statement (the "Registration Statement") filed by Viacom and Viacom International with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). As permitted by the rules and regulations of the Commission, this Prospectus omits certain of the information contained in the Registration Statement. For further information with respect to Viacom and Viacom International and the Offered Securities, reference is hereby made to the Registration Statement and to the exhibits thereto. Copies of the Registration Statement and the exhibits thereto are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission, or may be examined without charge at the public reference facilities of the Commission described above. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission, copies of which may be obtained as provided in the preceding paragraph.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed with the Commission by Viacom (File No. 1-9553) and Viacom International (File No. 1-9554) pursuant to the Exchange Act are incorporated by reference in this Prospectus:

     1.   Viacom's Annual Report on Form 10-K for the year ended December 31,
          1994;

     2. Viacom's Current Reports on Form 8-K filed January 24, 1995, March 15, 1995 and April 14, 1995; and


     3. Item 8 of Viacom International's Annual Report on Form 10-K for the year ended December 31, 1993, as amended by Form 10-K/A Amendment No. 1 dated May 2, 1994.


          All documents and reports filed by Viacom (and, to the extent applicable, Viacom International), if any, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the dates of filing of such documents or reports. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in any accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this Prospectus.


          This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. Such documents (other than exhibits to such documents unless such exhibits are specifically incorporated by reference) are available, without charge, to any person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request to Viacom Inc., 1515 Broadway, New York, New York 10036, Attention: John H. Burke (telephone number (212) 258-6000).


                                   THE COMPANY

          Viacom Inc. (together with its subsidiaries and divisions, unless the context otherwise requires, the "Company") is a diversified entertainment and publishing company with operations in five segments: (i) Networks and Broadcasting, (ii) Entertainment, (iii) Video and Music/Theme Parks, (iv) Publishing, and (v) Cable Television. Through the Networks and Broadcasting segment, the Company operates MTV: MUSIC TELEVISION(R), SHOWTIME(R), NICKELODEON(R)/NICK AT NITE(R) and VHI MUSIC FIRST(TM), among other program services, and 12 broadcast television and 12 radio stations. Through the Entertainment segment, which includes PARAMOUNT PICTURES(TM) and the Company's approximately 77%-owned subsidiary Spelling Entertainment Group Inc., the Company produces and distributes theatrical motion pictures and television programming. Through the Video and Music/Theme Parks segment, which includes the BLOCKBUSTER(R) family of businesses and PARAMOUNT PARKS(TM), the Company is the leading worldwide owner, operator and franchisor of videocassette rental and sales stores and a leading owner and operator of music stores in the U.S. In addition, PARAMOUNT PARKS owns and operates five theme parks located in the U.S. and Canada. Through the Publishing segment, which includes SIMON & SCHUSTER(R), MACMILLAN PUBLISHING USA(TM) and PRENTICE HALL(R), the Company publishes and distributes educational, consumer, business, technical and professional books, and audio-video software products.
Through the Cable Television segment, the Company operates cable television systems serving approximately 1.1 million customers. The Company's principal offices are located at 1515 Broadway, New York, New York 10036 and its telephone number is (212) 258-6000.


                             CERTAIN CONSIDERATIONS

          Prospective purchasers of the Offered Securities should consider carefully all of the information set forth or incorporated in this Prospectus and any accompanying Prospectus Supplement and, in particular, the following:

Total Indebtedness


          As of December 31, 1994, Viacom had outstanding total indebtedness of approximately $10.4 billion and 5% preferred stock with a liquidation preference of $1.2 billion. The Company's scheduled maturities of long-term debt, through December 31, 1999 assuming full utilization of the outstanding credit agreements (after giving effect to the reduction in commitments resulting from the sale of Madison Square Garden), are $1.9 billion (1996), $163 million (1997), $1.0 billion (1998) and $1.5 billion (1999). The Company's preferred stock dividend requirement is $60 million per year.


Fraudulent Conveyance Considerations

          Viacom's obligations under the Debt Securities will be guaranteed to the extent set forth herein and in the applicable Prospectus Supplement by Viacom International. See "Description of Senior Debt Securities -- Guarantees" and "Description of Senior Subordinated Debt Securities -- Subordinated Guarantees". Various federal and state fraudulent conveyance laws have been enacted for the protection of creditors and may be utilized by a court of competent jurisdiction to subordinate or avoid all or part of any Guarantee issued by Viacom International.


          To the extent that a court were to find that (x) a Guarantee was incurred by Viacom International with intent to hinder, delay or defraud any present or future creditor or (y) Viacom International did not receive fair consideration or reasonably equivalent value for issuing its Guarantee and Viacom International (i) was insolvent or rendered insolvent by reason of the issuance of the Guarantee, (ii) was engaged or about to engage in a business or transaction for which the remaining assets of Viacom International constituted unreasonably small capital to carry on its business or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, the court could subordinate or avoid all or part of such Guarantee in favor of Viacom International's other creditors. To the extent any Guarantee issued by Viacom International was avoided as a fraudulent conveyance or held unenforceable for any other reason, the holders of Debt Securities guaranteed by Viacom International would cease to have any claim against Viacom International and would be creditors solely of Viacom.


          Viacom and Viacom International believe that the issuances of the Guarantees by Viacom International are not fraudulent conveyances. There can be no assurance, however, that a court passing on such questions would reach the same conclusions. In rendering their opinions on the validity of the Offered Securities and, if applicable, the related Guarantees, neither counsel for Viacom and Viacom International nor counsel for the underwriters will express any opinion as to federal or state laws relating to fraudulent transfers.

                                USE OF PROCEEDS

          The net proceeds from the sale of the Offered Securities may be used by Viacom to repay, redeem, repurchase or satisfy its obligations in respect of its outstanding indebtedness or other securities; to make loans to its subsidiaries; for general corporate purposes; or for such other purposes as may be specified in the applicable Prospectus Supplement. A description of any indebtedness to be refinanced or obligations, in respect of securities, to be satisfied with the proceeds of the Offered Securities will be set forth in the applicable Prospectus Supplement.

                     RATIO OF EARNINGS TO FIXED CHARGES AND
                   RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                          AND PREFERRED STOCK DIVIDENDS

          The following table sets forth (i) the ratio of earnings to fixed charges for the Company for each year in the five-year period ended December 31, 1994 and (ii) the ratio of earnings to combined fixed charges and preferred stock dividends for the Company for each applicable year in the five-year period ended December 31, 1994. For purposes of computing the following ratios, earnings represent income from operations before fixed charges and taxes, and fixed charges represent interest on indebtedness, amortization of debt discount and such portion of rental expense which is deemed to be representative of the interest factor. The ratios set forth below should be read in conjunction with the financial statements of the Company incorporated in this Prospectus.


                                                   Year Ended December 31,
                                                ------------------------------
                                                1994   1993  1992   1991  1990
                                                ----   ----  ----   ----  ----

 Ratio of Earnings to Fixed Charges             1.7x   2.8x  1.8x   1.0x   (a)
 Ratio of Earnings to Combined Fixed Charges
 and Preferred Stock Dividends                  1.1x   2.5x   (b)   (b)    (b)


- ----------

(a) Earnings of the Company were insufficient to cover fixed charges for the year ended December 31, 1990. The additional amount of earnings required to cover fixed charges of the Company for the year ended December 31, 1990 would have been $66.2 million.


(b) The Company did not have any preferred stock outstanding from 1990 to October 1993.



                         DESCRIPTION OF DEBT SECURITIES

          The following statements relating to the Debt Securities and the Indentures (as defined below) are summaries and do not purport to be complete. Such summaries may make use of certain terms defined in the Indentures and are qualified in their entirety by express reference to such Indentures. In addition, certain defined terms, including "Credit Agreement", used in this Section and under "Description of Senior Debt Securities" and "Description of Senior Subordinated Debt Securities" are set forth below under "-- Certain Definitions". Capitalized terms not otherwise defined below or elsewhere in this Prospectus have the meanings given to them in the applicable Indenture.

          Except as otherwise noted, the following terms and conditions apply to both the Senior Debt Securities and the Senior Subordinated Debt Securities.
For terms and conditions applicable solely to Senior Debt Securities, see "Description of Senior Debt Securities". For terms and conditions applicable solely to Senior Subordinated Debt Securities, see "Description of Senior Subordinated Debt Securities".

General

          Viacom may offer Senior Debt Securities, Senior Subordinated Debt Securities or a combination of both under this Prospectus, provided that the aggregate gross proceeds of the Debt Securities and the Preferred Stock offered by Viacom under this Prospectus will not exceed $3.0 billion.

          The Debt Securities will represent unsecured general obligations of Viacom. The Senior Debt Securities will rank pari passu with other unsecured unsubordinated obligations of Viacom. The Senior Subordinated Debt Securities will be subordinated and subject in right of payment to the prior payment in full of all Senior Obligations (as defined in "-- Certain Definitions") of Viacom.


          The Senior Debt Securities will be issued under an Indenture to be executed by Viacom, Viacom International, as guarantor, and The First National Bank of Boston, as trustee (the "Senior Indenture"), and the Senior Subordinated Debt Securities will be issued under an Indenture to be executed by Viacom, Viacom International, as guarantor, and The First National Bank of Boston, as trustee (the "Senior Subordinated Indenture"). In this Prospectus, the Senior Indenture and the Senior Subordinated Indenture are sometimes collectively referred to as the "Indentures" and individually as an "Indenture", and the trustee under the Senior Indenture and the trustee under the Senior Subordinated Indenture are sometimes collectively referred to as the "Trustees" and individually as a "Trustee". Copies of the Indentures have been filed as exhibits to the Registration Statement of which this Prospectus is a part. Section references used in this Prospectus refer to the sections of both Indentures unless otherwise indicated.


          The Indentures will provide that Debt Securities may be issued in separate series thereunder without limitation as to aggregate principal amount. The terms of each series of Debt Securities will be established by or pursuant to a resolution of the Board of Directors of Viacom and set forth or determined in the manner provided in an Officer's Certificate or by a supplemental indenture. (Section 301) The Prospectus Supplement applicable to any particular series of Debt Securities will describe the particular terms of the Debt Securities of such series.




          Debt Securities may be issued as Original Issue Discount Debt Securities. An "Original Issue Discount Debt Security" is a Debt Security, including any zero-coupon Debt Security, which is issued at a price lower than the amount payable upon the Stated Maturity thereof, and which provides that, upon redemption or acceleration of the Maturity thereof, an amount less than the amount payable upon the Stated Maturity thereof and determined in accordance with the terms of such Debt Security shall become due and payable. Special United States federal income tax considerations applicable to Original Issue Discount Debt Securities will be described in the Prospectus Supplement relating thereto.

Form, Exchange, Registration and Transfer

          Debt Securities of a series may be issuable solely as Registered Securities, solely as Bearer Securities or as both Registered Securities and Bearer Securities. Registered Securities will be issuable in denominations of $1,000 and integral multiples of $1,000 and Bearer Securities will be issuable in the denomination of $5,000 or, in each case, in such other denominations as may be in the terms of the Debt Securities of any particular series. The Indentures also provide that Debt Securities of a series may be issuable in global form. Unless otherwise indicated in the applicable Prospectus Supplement, Bearer Securities will have interest coupons attached. (Sections 201 and 301)


          Registered Securities of any series will be exchangeable for other Registered Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. If (but only if) provided in the relevant Prospectus Supplement, Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In such event, Bearer Securities surrendered in a permitted exchange for Registered Securities between a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the Registered Security issued in exchange for such Bearer

Security, but will be payable only to the Holder of such coupon when due in accordance with the terms of the Indentures. (Section 305)


          The Debt Securities may be presented for exchange as described above, and Registered Securities may be presented for registration of transfer (duly endorsed or accompanied by a written instrument of transfer), at the office of the Security Registrar or at the office of any transfer agent designated by Viacom for such purpose with respect to any series of Debt Securities and referred to in an applicable Prospectus Supplement. No service charge will be made for any transfer or exchange of Debt Securities, but Viacom may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Viacom has appointed the Trustees as Security Registrars. (Section 305) If a Prospectus Supplement refers to any transfer agent (in addition to the Security Registrars) initially designated by Viacom with respect to any series of Debt Securities, Viacom may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if Debt Securities of a series are issuable solely as Registered Securities, Viacom will be required to maintain a transfer agent in each Place of Payment for such series and, if Debt Securities of a series may be issuable both as Registered Securities and as Bearer Securities, Viacom will be required to maintain (in addition to the Security Registrars) a transfer agent in a Place of Payment for such series located outside the United States. Viacom may at any time designate additional transfer agents with respect to any series of Debt Securities. (Section 1002)


          In the event of any redemption in part, Viacom shall not be required to (i) issue, register the transfer of or exchange any Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on (A) if Debt Securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption and (B) if Debt Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if Debt Securities of the series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; (iii) exchange any Bearer Security selected for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor which is simultaneously surrendered for redemption; or (iv) issue, register the transfer of or exchange any Debt Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, thereof not to be so repaid. (Section 305)

Registered Global Securities

          If provided in the applicable Prospectus Supplement for a series of Debt Securities, then the Debt Securities of such series initially will be issued in the form of one or more fully registered global certificates
(a "Registered Global Security") that will be deposited with a depository (referred to in this section as the "Depository"), and registered in the name of a nominee for the Depository identified in the Prospectus Supplement relating to such series. In such cases, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered Debt Securities of the series to be represented by such Registered Global Security or Securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the Depository for such Registered Global Security to another nominee of such Depository or to a successor of the Depository or its nominee.


          The specific terms of the depository arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the Prospectus Supplement relating to such series. Viacom anticipates that the following provisions will apply to all depository arrangements.

          Upon the issuance of a Registered Global Security by Viacom, the Depository for such Registered Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Registered Global Security to the accounts of persons that have accounts with such Depository ("participants"). The accounts to be credited shall be designated by any underwriters or agents participating in the distribution of such Debt Securities or by Viacom if such Debt Securities are offered and sold directly by Viacom. Ownership of beneficial interests in a Registered Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Registered Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depository for such Registered Global Security (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery in definitive form of securities they own. Such limits and such laws may impair the ability to transfer beneficial interests in a Registered Global Security.


          So long as the Depository for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Registered Global Security for all purposes under the respective Indenture. Except as set forth below, owners of beneficial interests in a Registered Global Security will not be entitled to have the Debt Securities represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in definitive form and will not be considered the owners or holders thereof under the respective Indenture.


          None of Viacom, Viacom International, as guarantor, the Trustee under the respective Indenture, any Paying Agent or any Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.


          Principal, premium, if any, and interest payments on Debt Securities represented by a Registered Global Security registered in the name of a Depository or its nominee will be made by the Trustee to such Depository or its nominee, as the case may be, as the registered owner of such Debt Securities. Under the terms of the Indentures, Viacom, Viacom International, as guarantor, and the Trustee will treat the persons in whose names Debt Securities are registered as the owners of such Debt Securities for the purpose of receiving payment of principal, premium, if any, and interest on such Debt Securities and for all other purposes whatsoever. Viacom expects that the Depository for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with such payments in amounts proportionate to their respective beneficial interests in the principal amount of such Registered Global Security as shown on the records of such Depository. Viacom also expects that payments by participants and indirect participants to owners of beneficial interests in such Registered Global Security or Securities will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participants or indirect participants.


          If the Depository for any Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depository and a successor Depository is not appointed by Viacom within 90 days, then Viacom will issue Debt Securities of such series in definitive form in exchange for the Registered Global Security evidencing such series. In addition, Viacom may at any time and in its sole discretion determine not to have the Debt Securities of a series represented by a Registered Global Security and, in such event, will issue Debt Securities of such series in definitive form in exchange for the Registered Global Securities or Securities representing such Debt Securities.
In either instance, an owner of a beneficial interest in such a Registered Global Security will be entitled to have Debt Securities of such series equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of Debt Securities of such series in definitive form. Debt Securities so issued in definitive form will, except as set forth in the applicable Prospectus Supplement, be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof and will be issued in registered form only, without coupons. Further, if Viacom so specifies in the Prospectus Supplement with respect to the Debt Securities of a series, an owner of a beneficial interest in a Registered Global Security representing such Debt Securities may, on terms acceptable to Viacom and the Depository for such Registered Global Securities, receive such Debt Securities in definitive form.

Payment and Paying Agents

          Unless otherwise indicated in an applicable Prospectus Supplement, principal of, premium, if any, and interest on Registered Securities will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as Viacom may designate from time to time, except that at the option of Viacom payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. (Sections 301, 307, 1002) Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on a Registered Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or Predecessor Debt Security) is registered at the close of business on the Regular Record Date for such interest. (Section 307)


          Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of, premium, if any, and interest, if any, on Bearer Securities will be made, subject to any applicable laws and regulations, at such office outside the United States as specified in the applicable Prospectus Supplement and as Viacom may designate from time to time or by transfer to an account maintained by the payee with a bank located outside the United States. Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on Bearer Securities will be made only against surrender of the coupon relating to such Interest Payment Date. No payment with respect to any Bearer Security will be made at any office or agency of Viacom in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. (Sections 301, 307, 1001)


          Unless otherwise indicated in an applicable Prospectus Supplement, the Corporate Trust Office of the Trustee will be designated as a Paying Agent for Viacom for payments with respect to the Debt Securities of each series. Any Paying Agents initially designated by Viacom for the Debt Securities of each series will be named in an applicable Prospectus Supplement. Viacom may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that Viacom will be required to maintain a Paying Agent in each Place of Payment for such series.


          All moneys paid by Viacom or Viacom International, as guarantor, to a Paying Agent for the payment of the principal of, premium, if any, or interest on any Debt Security of any series that remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to Viacom or Viacom International, as guarantor, as the case may be, and the Holder of such Debt Security will thereafter look only to Viacom and Viacom International for payment thereof. (Section 1003)

Defaults and Remedies

          The following are Events of Default with respect to a series of Debt Securities under each Indenture, unless otherwise indicated in an applicable Prospectus Supplement and except as noted below: (1) default in the payment of any interest on any Debt Security of such series, or any related coupon, issued under such Indenture when such interest or coupon becomes due and payable, and continuance of such default for a period of 30 days whether or not, in the case of the Senior Subordinated Debt Securities, such payment shall be prohibited by the provisions of Article Thirteen (Subordination) of the Senior Subordinated Indenture or the subordination provisions of Article Fourteen (Subordinated Guarantees) thereof; (2) default in the payment of the principal of (or premium, if any, on) any Debt Security of such series when due and payable, at its Maturity, upon acceleration, redemption or otherwise, whether or not, in the case of the Senior Subordinated Debt Securities, such payment shall be prohibited by the terms of Article Thirteen (Subordination) of the Senior Subordinated Indenture or the subordination provisions of Article Fourteen thereof; (3) default in the performance, or breach, of any covenant or warranty of Viacom in such Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in the relevant Indenture specifically dealt with or which has expressly been included in that Indenture solely for the benefit of a series of Debt Securities other than that series) and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to Viacom and all relevant Agent Banks by the Trustee or to Viacom, the Trustee and all relevant Agent Banks by the holders of at least 33 1/3% in principal amount of the Outstanding Debt Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the relevant Indenture; (4) one or more defaults shall have occurred under any agreements, indentures or instruments under which Viacom then has outstanding Indebtedness in excess of $100 million in the aggregate and, if not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated and remains unpaid; (5) the entry by a court having jurisdiction in the premises of a money judgment in an amount in excess of $100 million against Viacom which has become final and not subject to appeal, and the continuance of any such judgment unstayed, in effect and unpaid for a period of 60 days; and (6) certain events of bankruptcy, insolvency or reorganization of Viacom or, if a guarantor, Viacom International. (Section 501)


          Unless otherwise specified in an applicable Prospectus Supplement, if an Event of Default with respect to a series of Debt Securities (other than as specified in (6) above) shall occur and be continuing under an Indenture, either the applicable Trustee or the Holders of not less than 33 1/3% in aggregate principal amount of such series of Debt Securities outstanding may declare immediately due and payable the "Default Amount", which is defined as the unpaid principal (or, if the Securities of that series are Original Issue Discount Debt Securities, such portion of the principal amount thereof as may be specified in the terms of that series) of (and premium, if any) and any accrued interest in respect of each such Debt Security outstanding; provided, however, that, with respect to the Senior Subordinated Debt Securities, if any Credit Agreement is then in effect, such declaration shall not become effective until the first to occur of (i) an acceleration under any Credit Agreement or (ii) the fifth Business Day after notice of such declaration is received by Viacom and each Agent Bank (unless on or prior to such fifth Business Day Viacom shall have discharged or caused to be discharged the Indebtedness, if any, that is the subject of the Event of Default or otherwise cured the default relating to the Event of Default); and provided further that no action on the part of such Trustee or any Holder of such Debt Securities is required for such declaration if an Event of Default specified in (6) above shall occur and be continuing; and provided further that, after such declaration, but before a judgment or decree based on such declaration has been obtained, the Holders of a majority in aggregate principal amount of Outstanding Debt Securities of such series may, under certain circumstances, rescind or annul such declaration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived as provided in the Indenture. (Section 502) The Holders of not less than a majority in principal amount of a series of Debt Securities Outstanding also have the right to waive certain past defaults under their respective Indenture on behalf of the Holders of all the Debt Securities of such series. (Section 513)


          Unless otherwise specified in an applicable Prospectus Supplement, no Holder of any Debt Security of any series issued under an Indenture has any right to institute any proceeding with respect to such Indenture, or for any remedy thereunder, or for the appointment of a receiver or trustee, unless (i) such Holder has previously given to the Trustee with respect to such Indenture written notice of a continuing Event of Default under such Indenture, (ii) the Holders of not less than 33 1/3% in principal amount of the Outstanding Debt Securities of such series issued under such Indenture have made written request, and offered an indemnity reasonably satisfactory, to such Trustee to institute such proceeding as Trustee under the Indenture and (iii) the Trustee has not received from the Holders of a majority in principal amount of the Outstanding Debt Securities of such series a direction inconsistent with such request and the Trustee has failed to institute such proceeding within 60 days after receipt of such notice. (Section 507) Such limitations do not apply, however, to a suit instituted by a Holder of a Debt Security of such series for the enforcement of payment of the principal of, or premium, if any, or interest on such Debt Security on or after the respective due dates expressed in such Debt Security. (Section 508)


          During the existence of an Event of Default, the Trustee is required to exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee is not under any obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee. (Section 602) Subject to such provisions for the indemnification of the Trustee and to certain other limitations, the Holders of a majority in principal amount of a series of Outstanding Debt Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under the Indenture. (Section 512)


          Viacom is required to furnish to each Trustee an annual statement as to the performance by Viacom of its obligations under each Indenture and as to any default in such performance. Viacom is also required to notify each Trustee of any event that is, or after notice or lapse of time or both would become, an Event of Default. (Section 1008)

Meetings, Modification and Waiver

          Modifications and amendments of an Indenture may be made by Viacom, Viacom International, as guarantor, and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security or the terms of any sinking fund or analogous payment with respect to any Debt Security, (b) reduce the principal amount of, or premium or interest on, any Debt Security, (c) change any obligation of Viacom to pay additional amounts, (d) reduce the amount of principal of an Original Issue Discount Debt Security payable upon acceleration of the Maturity thereof or provable in bankruptcy, (e) change the Place of Payment where, or the coin or currency in which, any Debt Security or any premium or interest thereon is payable, (f) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security, (g) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of such Indenture or for waiver of compliance with certain provisions of such Indenture or for waiver of certain defaults, (h) reduce the requirements contained in such Indenture for quorum or voting, (i) change any obligation of Viacom to maintain an office or agency in the places and for the purposes required by such Indenture, or (j) reduce the obligations of Viacom International, if any, in respect of the due and punctual payment of any principal of, premium or interest on any Debt Security or any additional amounts in respect thereof. (Section 902)


          The Holders of at least a majority in aggregate principal amount of the Outstanding Debt Securities of a series may, on behalf of the Holders of all the Debt Securities of that series, waive, insofar as that series is concerned, compliance by Viacom with certain provisions of an Indenture. (Section 1009) The Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of a series may, on behalf of all Holders of Debt Securities of that series, waive any past default under the Indenture with respect to Debt Securities of that series, except a default (a) in the payment of principal of or any premium or interest on any Debt Security of such series or (b) in respect of any other provision of the Indenture that cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected thereby. (Section 513)


          Each Indenture will provide that, in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or are present at a meeting of Holders of Debt Securities for quorum purposes, the principal amount of an Original Issue Discount Debt Security that shall be deemed to be Outstanding shall be the amount that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof. (Section 101)


          Unless otherwise specified in an applicable Prospectus Supplement, each Indenture will contain provisions for convening meetings of the Holders of Debt Securities of any or all series. (Section 1601) A meeting may be called at any time by the Trustee, and also, upon request, by Viacom or the Holders of at least 33 1/3% in aggregate principal amount of the Outstanding Debt Securities of such series, in any such case upon notice given in accordance with "--Notices" below. (Section 1602) Except for any consent that must be given by the Holder of each Outstanding Debt Security affected thereby, as described above, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of that series; provided, however, that, except for any consent that must be given by the Holder of each Outstanding Debt Security affected thereby, as described above, any resolution with respect to any consent, waiver, request, demand, notice, authorization, direction or other action that may be made, given or taken by the Holders of not less than a specified percentage in principal amount of the Outstanding Debt Securities of a series may be adopted at a meeting or an adjourned meeting at which a quorum is present only by the affirmative vote of the Holders of not less than such specified percentage in principal amount of the Outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with an Indenture will be binding on all Holders of Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any adjourned meeting, will be Persons holding or representing a majority in principal amount of the Outstanding Debt Securities of a series; provided, however, that, if any action is to be taken at such meeting with respect to a consent, waiver, request, demand, notice, authorization, direction or other action that may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Debt Securities of a series, the Persons holding or representing such specified percentage in principal amount of the Outstanding Debt Securities of such series will constitute a quorum. (Section 1604)

Notices

          Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they appear in the Security Register. (Sections 101, 106)

Title

          Viacom, Viacom International, as guarantor, the Trustee and any agent of Viacom, Viacom International, as guarantor, or the Trustee may treat the registered owner of any registered Debt Security as the absolute owner thereof (whether or not such Debt Security shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. (Section 309)

Replacement of Debt Securities

          Any mutilated Debt Security will be replaced by Viacom at the expense of the Holder upon surrender of such Debt Security to the Trustee. Debt Securities that become destroyed, lost or stolen will be replaced by Viacom at the expense of the Holder upon delivery to the Trustee of evidence of the destruction, loss or theft thereof satisfactory to Viacom and the Trustee. In the case of a destroyed, lost or stolen Debt Security, an indemnity satisfactory to the Trustee and Viacom may be required at the expense of the Holder of such Debt Security before a replacement Debt Security will be issued. (Section 306)



Defeasance and Covenant Defeasance

          Unless otherwise specified in the applicable Prospectus Supplement for a series of Debt Securities, Viacom may elect either (i) to defease and be discharged (and, if applicable, to have Viacom International defeased and discharged) from any and all obligations with respect to such outstanding Debt Securities (except as otherwise provided in the Indenture) ("defeasance") or
(ii) to be released from its obligations with respect to certain covenants that are described in the Indenture ("covenant defeasance"), upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money and/or Government Obligations that through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of, premium, if any, and interest on the Debt Securities of such series to Maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, Viacom must deliver to the Trustee an Opinion of Counsel to the effect that the Holders of the Debt Securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such Opinion of Counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture. (Senior Indenture Article Fifteen and Senior Subordinated Indenture Article Seventeen)


          Viacom may exercise its defeasance option with respect to Debt Securities of any series notwithstanding its prior exercise of its covenant defeasance option. If Viacom exercises its defeasance option, payment of the Debt Securities of such series may not be accelerated because of an Event of Default and the Guarantees relating to such Debt Securities will cease to exist. If Viacom exercises its covenant defeasance option, payment of the Debt Securities of such series may not be accelerated by reference to any covenant from which Viacom is released as described under clause (ii) above. However, if acceleration were to occur for other reasons, the realizable value at the acceleration date of the money and Government Obligations in the defeasance trust could be less than the principal and interest then due on the Debt Securities of such series, in that the required deposit in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.

Governing Law

          The Indentures, the Debt Securities and, if applicable, the Guarantees, will be governed by, and construed in accordance with, the laws of the State of New York. (Section 113)

Regarding the Trustee

          Viacom and Viacom International maintain deposit accounts and banking and borrowing relations with The First National Bank of Boston, the trustee under the Senior Indenture and the Senior Subordinated Indenture, and such trustee is currently a lender to Viacom and Viacom International. The trustee may be removed by Viacom at any time with respect to the Debt Securities of any series, provided that Viacom immediately appoints a successor trustee meeting the requirements for trustees specified in the Indentures and provided further that no Default with respect to such Debt Securities has occurred and is continuing. (Section 608)

Certain Definitions

          Unless otherwise specified in an applicable Prospectus Supplement, the following definitions are applicable to one or both of the Indentures relating to the Debt Securities:

          "Capitalized Lease" means any obligation of a Person to pay rent or other amounts incurred with respect to real property or equipment acquired or leased by such Person and used in its business that is required to be recorded as a capital lease in accordance with generally accepted accounting principles consistently applied as in effect from time to time.


          "Credit Agreement" means any credit agreement under which Viacom or any successor thereto is a borrower, in the principal amount of at least $100 million.


          "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement relating to fluctuations in currency values.


          "Indebtedness" of any Person means, without duplication (i) any obligation of such Person for money borrowed, (ii) any obligation of such Person evidenced by bonds, debentures, notes or other similar instruments,
     (iii) any reimbursement obligation of such Person in respect of letters of credit or other similar instruments which support financial obligations which would otherwise become Indebtedness, (iv) any obligation of such Person under Capitalized Leases (other than in respect of (x) telecommunications equipment including, without limitation, satellite transponders, and (y) theme park equipment and attractions), and (v) any obligation of any third party to the extent secured by a Lien on the assets of such Person; provided, however, that "Indebtedness" of such Person shall not include any obligation of such Person (i) to any Subsidiary of such Person or to any Person with respect to which such Person is a Subsidiary or (ii) specifically with respect to the production, distribution or acquisition of motion pictures or other programming rights, talent or publishing rights. When used with respect to Viacom, the term "Indebtedness" also includes any obligation of Viacom International specified in clauses (i) through (v) above to the extent that said Indebtedness is guaranteed by Viacom.


          "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement relating to fluctuations in interest rates.


          "Lien" means any pledge, mortgage, lien, encumbrance or other security interest.


          "Officer's Certificate" means a certificate signed by any Officer of Viacom or Viacom International, as the case may be, in his or her capacity as such Officer and delivered to the Trustee.


          "Principal Property" means any parcel of real property and related fixtures or improvements (other than telecommunications equipment, including, without limitation, satellite transponders) owned by Viacom, Viacom International or any wholly owned Subsidiary of Viacom and located in the United States, the aggregate book value of which on the date of determination exceeds $500 million, other than any such real property and related fixtures or improvements which, as determined in good faith by the Board of Directors of Viacom, is not of material importance to the total business conducted by Viacom and its Subsidiaries, taken as a whole.

          "Restricted Subsidiary" means a corporation all of the outstanding voting stock of which is owned, directly or indirectly, by Viacom or by one or more of its Subsidiaries, or by Viacom and one or more of its Subsidiaries, which is incorporated under the laws of a State of the United States, and which owns a Principal Property.

          "Senior Obligations" of any Person means (i) any obligation of such Person for money borrowed, (ii) any obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) any obligation, contingent or otherwise, of such Person in respect of letters of credit or bankers' acceptances or other similar instruments (including any reimbursement obligation of such Person with respect thereto), (iv) any obligation of such Person under Capitalized Leases, (v) any obligation of such Person under any Interest Rate Agreements or any Currency Agreements and (vi) any guarantee of such Person of obligations of any third party (including, without limitation, any Affiliate of such Person) of the type set forth in any of clauses (i) through (v) above, and in the case of each of clauses (i) through (vi) above, whether such obligation and/or instrument is outstanding on the date of execution of the Senior Subordinated Indenture or thereafter created, incurred or assumed; provided, however, that (I) "Senior Obligations" of such Person shall not include (1) any obligation of such Person to any Subsidiary of such Person or to any Person with respect to which such Person is a Subsidiary, (2) any obligation of such Person of the type set forth in any of clauses (i) through (vi) above which is by its terms subordinate or junior in any respect to any other obligation of such Person of any such type or (3) any obligation of such Person where the instrument creating or evidencing such obligation or pursuant to which the same is outstanding expressly provides that such obligation shall not be senior in right of payment to the Senior Subordinated Debt Securities and (II) "Senior Obligations" of such Person shall include the principal, premium, if any, and interest on, any obligations of the type set forth in any of clauses (i) through (vi) above (and not excluded from the scope of "Senior Obligations" pursuant to clause (I) above). (Senior Subordinated Indenture Section 101)


          "Subsidiary" of any Person means (i) a corporation a majority of the outstanding voting stock of which is at the time, directly or indirectly, owned by such Person by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation), including, without limitation, a partnership or joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions). (Section 101)

                      DESCRIPTION OF SENIOR DEBT SECURITIES

          The following terms and conditions apply solely to Senior Debt Securities. See "Description of Debt Securities" for other terms and conditions that are also applicable to Senior Debt Securities.

Ranking

          The payment of the principal of and premium, if any, and any interest on the Senior Debt Securities will rank pari passu with all other unsecured unsubordinated obligations of Viacom.

Guarantees

          Viacom International will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and any interest on the Senior Debt Securities, to the extent set forth in the applicable Prospectus Supplement, when and as the same shall become due and payable, whether at maturity, upon redemption, upon acceleration or otherwise. The guarantees of the Senior Debt Securities (the "Senior Guarantees"), if issued, will be endorsed on the Senior Debt Securities.


          The Senior Indenture provides that in the event that the Senior Guarantees would constitute or result in a fraudulent transfer or conveyance for purposes of, or result in a violation of, any United States federal, or applicable United States state, fraudulent transfer or conveyance or similar law, then the liability of Viacom International under the Senior Guarantees shall be reduced to the extent necessary to eliminate such fraudulent transfer or conveyance or violation under the applicable fraudulent transfer or conveyance or similar law. (Senior Indenture Section 1303) Application of this clause could limit the amount which Holders of Senior Debt Securities may be entitled to collect under the Senior Guarantees. Holders, by their acceptance of the Senior Debt Securities, will have agreed to such limitations. See "Certain Considerations -- Fraudulent Conveyance Considerations".


          The Senior Guarantees represent unsecured general obligations of Viacom International and will rank pari passu with the other unsecured unsubordinated obligations of Viacom International and will be senior to the Subordinated Guarantees (as defined below).

               DESCRIPTION OF SENIOR SUBORDINATED DEBT SECURITIES

          The following terms and conditions apply solely to Senior Subordinated Debt Securities. See "Description of Debt Securities" for other terms and conditions that are also applicable to Senior Subordinated Debt Securities.

Subordination

          The payment of the principal of and premium, if any, and any interest on the Senior Subordinated Debt Securities will, to the extent set forth in the Senior Subordinated Indenture, be subordinated in right of payment to the prior payment in full of all Senior Obligations of Viacom. (Senior Subordinated Indenture Section 1301) Subject to any exceptions provided for in the applicable Prospectus Supplement, upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency or similar proceedings of Viacom, the holders of all Senior Obligations of Viacom will first be entitled to receive payment in full of all amounts due or to become due thereon before the Holders of the Senior Subordinated Debt Securities will be entitled to receive any payment or distribution in respect of the principal of, premium, if any, or any interest on the Senior Subordinated Debt Securities, and in the event that, notwithstanding the foregoing, the Trustee under the Senior Subordinated Indenture or the Holder of any Senior Subordinated Debt Security receives any payment or distribution of assets of any kind or character before all Senior Obligations of Viacom are paid in full, then such payment or distribution will be required to be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of Viacom for application to the payment of all Senior Obligations of Viacom remaining unpaid, to the extent necessary to pay all Senior Obligations of Viacom in full. (Senior Subordinated Indenture Section 1302) No payments on account of principal, premium, if any, or any interest in respect of the Senior Subordinated Debt Securities may be made if there shall have occurred and be continuing (i) a default in any payment with respect to any Senior Obligations of Viacom beyond any applicable grace period (a "payment event of default"),
(ii) an event of default (other than a payment event of default) with respect to any Senior Obligations of Viacom resulting in the acceleration of the maturity thereof, (iii) any event of default (other than a payment event of default) with respect to any Senior Obligations of Viacom permitting the holders thereof to accelerate the maturity thereof after Viacom or the Trustee under the Senior Subordinated Indenture is notified of such event by a representative of a holder of Senior Obligations of Viacom (until the earlier of (A) 180 days thereafter and (B) the date, if any, on which such event is cured or waived or the related indebtedness is discharged) or (iv) the pendency of any judicial proceeding with respect to any such default; and in the event that Viacom makes any payment to the Trustee under the Senior Subordinated Indenture or the Holder of any Senior Subordinated Debt Security prohibited by the foregoing, then such payment will be required to be paid over and delivered forthwith to the appropriate Agent Bank. (Senior Subordinated Indenture Section 1303)

          Subject to the payment in full of all Senior Obligations of Viacom, the Holders of the Senior Subordinated Debt Securities shall be subrogated to the rights of the holders of Senior Obligations of Viacom to receive payments or distributions of assets of Viacom applicable to Senior Obligations of Viacom until the Senior Subordinated Debt Securities are paid in full. (Senior Subordinated Indenture Section 1305)

          By reason of such subordination, in the event of insolvency, the holders of Senior Obligations of Viacom may recover more, ratably, than the Holders of the Senior Subordinated Debt Securities.

          At December 31, 1994, Viacom had outstanding approximately $ 8.921 billion of Senior Obligations.

Subordinated Guarantees

          Viacom International will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and any interest on the Senior Subordinated Debt Securities, to the extent set forth in the applicable Prospectus Supplement, when and as the same shall become due and payable, whether at maturity, upon redemption, upon acceleration or otherwise. The guarantees of the Senior Subordinated Debt Securities (the "Subordinated Guarantees"), if issued, will be endorsed on the Senior Subordinated Debt Securities.


          The Subordinated Guarantees will be subordinate in right of payment (to the same extent as described with respect to Viacom under "-- Subordination" above) to the prior payment in full of all Senior Obligations of Viacom International, including the Senior Guarantees.


          The Senior Subordinated Indenture provides that in the event that the Subordinated Guarantees would constitute or result in a fraudulent transfer or conveyance for purposes of, or result in a violation of, any United States federal, or applicable United States state, fraudulent transfer or conveyance or similar law, then the liability of Viacom International under the Subordinated Guarantees shall be reduced to the extent necessary to eliminate such fraudulent transfer or conveyance or violation under the applicable fraudulent transfer or conveyance or similar law. (Senior Subordinated Indenture Section
1422) Application of this clause could limit the amount which Holders of Senior Subordinated Debt Securities may be entitled to collect under the Subordinated Guarantees. Holders, by their acceptance of the Senior Subordinated Debt Securities, will have agreed to such limitations. See "Certain Considerations
- -- Fraudulent Conveyance Considerations".


          At December 31, 1994, Viacom International had outstanding approximately $ 8.523 billion of Senior Obligations (including approximately $ 8.505 billion of guarantees of Viacom International).


                         DESCRIPTION OF PREFERRED STOCK

          Under its Restated Certificate of Incorporation, as amended (the "Viacom Certificate of Incorporation"), Viacom is authorized to adopt resolutions providing for the issuance, in one or more series, of up to 200,000,000 shares of its preferred stock, with such powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be adopted by the Board of Directors of Viacom or a duly authorized committee thereof.

          The description below sets forth certain general terms and provisions of Viacom's Preferred Stock covered by this Prospectus. The specific terms of any series of the Preferred Stock will be described in the Prospectus Supplement relating to such Offered Securities. The following summaries of certain provisions of the Preferred Stock offered hereby do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Viacom Certificate of Incorporation and the certificate of designations relating to the particular series of Preferred Stock.

          If so indicated in the applicable Prospectus Supplement, the terms of the Offered Securities may differ from the terms set forth below, except those terms required by the Viacom Certificate of Incorporation.

General

          The Preferred Stock of any series offered hereby will, when issued, be fully paid and nonassessable and holders thereof will have no preemptive rights. The Prospectus Supplement applicable to any particular series of Preferred Stock will describe the particular terms of the Preferred Stock of such series.


          Subject to the Viacom Certificate of Incorporation and to any limitations contained in then outstanding Preferred Stock, Viacom may issue additional series of Preferred Stock, at any time or from time to time, with such powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as the Board of Directors of Viacom or any duly authorized committee thereof shall determine, all without further action of the stockholders, including holders of then outstanding Preferred Stock, of Viacom. The Preferred Stock offered hereby may rank senior to Viacom's common stock with respect to dividends and distribution of assets upon liquidation or winding up. Issuance of a new series of Preferred Stock could contain terms that adversely affect the voting power and other rights of holders of other series of Preferred Stock.

          The Viacom Certificate of Incorporation provides that, so long as Viacom or any of its subsidiaries holds any authorization from the Federal Communications Commission, Viacom may prohibit the ownership or voting of a percentage of its equity securities in order to ensure compliance with the requirements of the Communications Act of 1934, as amended, and regulations thereunder.

Dividends

          Holders of the Preferred Stock offered hereby will be entitled to receive cash dividends, when, as and if declared by the Board of Directors of Viacom out of assets of Viacom legally available for payment, at such rate and on such dates as will be set forth in the applicable Prospectus Supplement. Each dividend will be payable to holders of record as they appear on the stock books of Viacom on the record date fixed by its Board of Directors. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable Prospectus Supplement.

          All dividends declared on any particular series of Preferred Stock offered hereby for any dividend period and on any class or series of stock of Viacom ranking on a parity with such particular series of Preferred Stock as to dividends shall be declared pro rata so that the amounts of dividends per share declared for such period on such particular series of Preferred Stock and on any other class or series of stock ranking on a parity with such particular series of Preferred Stock as to dividends that were outstanding during such period shall in all cases bear to each other the same ratio that the accrued dividends per share on the shares of such particular series of Preferred Stock and such other stock bear to each other. As of the date of this Prospectus, Viacom has issued 24 million shares of Series B Preferred Stock, which will rank equally with or senior to any particular series of Preferred Stock offered hereby as to dividends. Holders of shares of Series B Preferred Stock are entitled to receive cumulative cash dividends at the rate per annum of $2.50 per share. The terms of the Series B Preferred Stock contain restrictions on dividend declarations on parity stock comparable to those described above in this paragraph.


          So long as any shares of any particular series of Preferred Stock offered hereby are outstanding, Viacom may not (i) declare or pay any dividend or distribution on any class or series of stock of Viacom ranking junior to such particular series of Preferred Stock as to dividends or (ii) redeem or set apart funds for the purchase or redemption of any such junior stock through a sinking fund or otherwise, unless all accrued and unpaid dividends with respect to such particular series of Preferred Stock have been paid or funds have been set apart for payment through the current dividend period.

Liquidation Rights

          In the event of any voluntary or involuntary liquidation, dissolution or winding up of Viacom, the holders of any particular series of Preferred Stock offered hereby will be entitled to receive out of assets of Viacom available for distribution to stockholders, before any distribution of assets is made to holders of any stock ranking junior to such particular series of Preferred Stock on liquidation, dissolution or winding up of Viacom, liquidating distributions in the amount set forth in the applicable Prospectus Supplement plus all accrued and unpaid dividends. If, upon any liquidation, dissolution or winding up of Viacom, the assets of Viacom, or proceeds thereof, distributable among the holders of such particular series of Preferred Stock shall be insufficient to pay in full the preferential amount set forth in the applicable Prospectus Supplement and the liquidation preference with respect to any other shares of stock ranking, as to liquidation, dissolution or winding up, on a parity with such particular series of Preferred Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of such particular series of Preferred Stock and any such other stock ratably in accordance with the respective amounts which would be payable on such particular series of Preferred Stock and any such other stock if all amounts payable thereon were paid in full. The Series B Preferred Stock will rank equally with or senior to any particular series of Preferred Stock offered hereby as to distribution of assets upon liquidation, dissolution or winding up. In the event of any liquidation, dissolution or winding up of Viacom, whether voluntary or involuntary, holders of shares of Series B Preferred Stock shall receive $50.00 per share plus an amount per share equal to all dividends accrued and unpaid thereon to the date of final distribution to such holders. The terms of the Series B Preferred Stock contain restrictions on distributions on parity stock in the event of the liquidation, dissolution or winding up of Viacom comparable to those described above in this paragraph. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of the Preferred Stock offered hereby will not be entitled to any further participation in any distribution of assets by Viacom. A consolidation or merger of Viacom with or into any other corporation or corporations or a sale of all or substantially all of the assets of Viacom shall not be deemed to be a liquidation, dissolution or winding up of Viacom.

Redemption

          A series of the Preferred Stock offered hereby may be redeemable, in whole or in part, at the option of Viacom, at the times and at the redemption prices set forth in the applicable Prospectus Supplement.

Voting Rights

          Except as indicated below or in the applicable Prospectus Supplement, or except as expressly required by applicable law, the holders of the Preferred Stock offered hereby will not be entitled to vote. Except as indicated in the applicable Prospectus Supplement, when and if any series is entitled to vote, each share in such series will be entitled to one vote.


          Changes to the Viacom Certificate of Incorporation which adversely affect the rights of the holders of any series of Preferred Stock offered hereby will require two-thirds approval of the outstanding shares of such series.


                              PLAN OF DISTRIBUTION

          Viacom may sell the Offered Securities to or through underwriters, and also may sell the Offered Securities directly to one or more other purchasers or through dealers or agents. Viacom also may distribute the Offered Securities directly to certain of its security holders in satisfaction of its obligations in respect of the outstanding securities held by such security holders. The Prospectus Supplement with respect to such Offered Securities will set forth the terms of the offering of such Offered Securities, including the name or names of any underwriters, dealers or agents with whom Viacom has entered into arrangements with respect to the sale of such Offered Securities, the initial public offering or purchase price of such Offered Securities, the net proceeds to Viacom from such sale, any underwriting discounts, commissions and other items constituting underwriters' compensation from Viacom and any other discounts, concessions or commissions allowed or reallowed or paid by any underwriters to other dealers, any commissions paid to any agents, and the securities exchanges, if any, on which such Offered Securities may be listed.


          If underwriters are used in any offering of Offered Securities, the Offered Securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. It is anticipated that any underwriting agreement pertaining to any Offered Securities will (i) entitle the underwriters to indemnification by Viacom against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the underwriters may be required to make in respect thereof, (ii) provide that the obligations of the underwriters will be subject to certain conditions precedent and (iii) provide that the underwriters will be obligated to purchase all Offered Securities in a particular offering if any such Offered Securities are purchased.


          The Offered Securities also may be sold to dealers, as principals. Each such dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale.


          The Offered Securities may be offered and sold by Viacom directly or through agents designated by Viacom from time to time. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent or agents will be acting on a best efforts basis for the period of its or their appointment.


          Dealers and agents named in a Prospectus Supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the Offered Securities described therein and, under agreements which may be entered into with Viacom, may be entitled to indemnification by Viacom against certain civil liabilities under the Securities Act. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, Viacom or Viacom International in the ordinary course of business.



          If so indicated in the Prospectus Supplement, Viacom will authorize underwriters or other agents of Viacom to solicit offers by certain institutional investors to purchase Offered Securities from Viacom pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such purchasers must be approved by Viacom. The obligations of any purchaser under any such contract will not be subject to any conditions except that (1) the purchase of the Offered Securities shall not at the time of delivery be prohibited under the laws of any jurisdiction to which such purchaser is subject and (2) if the Offered Securities are also being sold to underwriters, Viacom shall have sold to such underwriters the Offered Securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of such contracts.

          The anticipated date of delivery of Offered Securities will be set forth in the Prospectus Supplement relating to each offering.

                                  LEGAL MATTERS

          The validity of the Offered Securities and, if applicable, the related Guarantees will be passed upon for Viacom and Viacom International by Shearman & Sterling, New York, New York, counsel for such companies, and for any underwriters by Hughes Hubbard & Reed and/or Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York, or such other counsel as may be named in the applicable Prospectus Supplement. Hughes Hubbard & Reed and Simpson Thacher & Bartlett have each from time to time performed legal services for Viacom and Viacom International.

                                     EXPERTS

          The (i) consolidated financial statements of Viacom as of December 31, 1994 and December 31, 1993 and for each of the three years in the period ended December 31, 1994 incorporated by reference in this Prospectus from the Annual Report on Form 10-K of Viacom for the year ended December 31, 1994, (ii) consolidated financial statements of Viacom International as of December 31, 1993 and December 31, 1992 and for each of the three years in the period ended December 31, 1993 incorporated by reference in this Prospectus from the Annual Report on Form 10-K of Viacom International for the year ended December 31, 1993, as amended by Form 10-K/A Amendment No. 1 dated May 2, 1994, and (iii) the consolidated financial statements of Paramount Communications Inc. ("Paramount") as of March 31, 1994 and for the eleven months ended March 31, 1994 incorporated by reference from the Current Report on Form 8-K of Viacom dated April 13, 1995 (the "Viacom Form 8-K") have been so incorporated in reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of such firm as experts in auditing and accounting.


          The consolidated financial statements of Paramount at April 30, 1993 and at October 31, 1992, and for the six-month period ended April 30, 1993, and for each of the two years in the period ended October 31, 1992 incorporated by reference in this Prospectus from the Viacom Form 8-K have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.


          The consolidated financial statements and schedules of Blockbuster Entertainment Corporation and subsidiaries as of December 31, 1993 and 1992 and for each of the three years in the period ended December 31, 1993 incorporated by reference in this Prospectus from the Viacom Form 8-K have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their report with respect thereto, are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

          The following expenses, other than the Securities and Exchange Commission registration fee, are estimated. All expenses of the offering will be paid by Viacom:



          Securities and Exchange
            Commission registration fee                $1,034,483
          Blue Sky fees and expenses  . . . . . . .        25,000
          American Stock Exchange listing fee . . .        17,000
          Printing and engraving expenses . . . . .        50,000
          Legal fees and expenses (other than
            Blue Sky fees and expenses) . . . . . .        50,000
          Accounting fees and expenses  . . . . . .        50,000
          Trustees' fees and expenses . . . . . . .        20,000
          Miscellaneous . . . . . . . . . . . . . .       103,517
                                                        ---------
                Total . . . . . . . . . . . . . . .     1,350,000
                                                        =========


Item 15.  Indemnification of Directors and Officers.

          Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify such persons against expenses (including attorneys' fees) in actions brought by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and to the extent the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or other such court shall deem proper. To the extent such person has been successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for in, or granted pursuant to, Section 145 is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. Section 145 also provides that a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by the statute.

          Article VI of each of Viacom's Restated Certificate of Incorporation, as amended, and Viacom International's Certificate of Incorporation provides for indemnification of the directors, officers, employees and agents of Viacom and Viacom International, respectively, to the full extent currently permitted by the DGCL.


          In addition, each of Viacom's Restated Certificate of Incorporation, as amended, and Viacom International's Certificate of Incorporation, as permitted by Section 102(b) of the DGCL, limits directors' liability to Viacom and Viacom International, respectively, and their respective stockholders by eliminating liability in damages for breach of fiduciary duty. Article VII of each of Viacom's Restated Certificate of Incorporation, as amended, and Viacom International's Certificate of Incorporation provides that neither Viacom nor Viacom International, respectively, nor their respective stockholders may recover damages from their respective directors for breach of their fiduciary duties in the performance of their duties as directors of Viacom or Viacom International, as the case may be. As limited by Section 102(b), this provision cannot, however, have the effect of indemnifying any director of Viacom or Viacom International in the case of liability (i) for a breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL, or (iv) for any transactions for which the director derived an improper personal benefit.




          Each of Viacom and Viacom International has in effect liability insurance policies covering certain claims against any of their respective officers or directors by reason of certain breaches of duty, neglect, error, misstatement, omission or other act committed by such person in his capacity as officer or director.

Item 16.  Exhibits.

1.1  -    Form of Underwriting Agreement.
4.1  -    Form of Indenture relating to the Senior Debt Securities.
4.2  -    Form of Indenture relating to the Senior Subordinated Debt Securities.
4.3  -    Restated Certificate of Incorporation of Viacom Inc. (incorporated by reference to Exhibit 3(a) to the Annual Report on Form 10-K of Viacom Inc. for the fiscal year ended December 31, 1992, as amended by Form 10-K/A Amendment No. 1 dated November 29, 1993 and as further amended by Form 10-K/A Amendment No. 2 dated December 9, 1993) (File No. 1-9553).
4.4  -    Certificate of Amendment of Restated Certificate of Incorporation of
          Viacom Inc. (incorporated by reference to Exhibit 3.2 to Registration Statement on Form S-4 filed by Viacom Inc.) (File No. 33-55271).
4.5  -    By-Laws of Viacom Inc. (incorporated by reference to Exhibit 3.3 to
          Registration Statement on Form S-4 filed by Viacom Inc.) (File No. 33-13812).
5    -    Opinion of Shearman & Sterling as to the validity of the Offered
          Securities.
12   -    Computation of Ratio of Earnings to Fixed Charges and Ratio of
          Earnings to Combined Fixed Charges and Preferred Stock Dividends.
23.1 - Consent of Price Waterhouse LLP as to financial statements of Viacom Inc. and Viacom International Inc.
23.2 - Consent of Ernst & Young LLP as to financial statements of Paramount Communications Inc.
23.3 - Consent of Arthur Andersen LLP as to financial statements of Blockbuster Entertainment Corporation.
23.4 - Consent of Price Waterhouse LLP as to financial statements of Paramount Communications Inc.

23.5 -    Consent of Shearman & Sterling (included in their opinion filed as
          Exhibit 5).
24   -    Powers of Attorney.*
25   -    Form T-1 Statement of Eligibility of The First National Bank of
          Boston, Trustee.


- ---------------
* All Powers of Attorney were previously filed, except the Power of Attorney of Susan C. Gordon which is filed herewith.

Item 17.  Undertakings.

          (a)   The undersigned registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrants pursuant to
     Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (d)  The undersigned registrants hereby undertake that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (e) With respect to the Indentures for the Debt Securities, the undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustees to act under subsection (a) of section 310 of the Trust Indenture Act (the "TIA") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the TIA.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, Viacom Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 14, 1995.


                                   VIACOM INC.

                                   By    /s/ Frank J. Biondi, Jr.
                                     -------------------------------------------
                                        Frank J. Biondi, Jr.
                                        President, Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed below by the following persons in the capacities indicated on April 14, 1995:

          Name and Signature                      Title


   /s/ Frank J. Biondi, Jr.                  Director, President,
- ----------------------------------------       Chief Executive Officer
    (Frank J. Biondi, Jr.)


   /s/ George S. Smith, Jr.                  Senior Vice President,
- ----------------------------------------       Chief Financial Officer
    (George S. Smith, Jr.)


   /s/ Susan C. Gordon                       Vice President, Controller,
- ----------------------------------------       Chief Accounting Officer
       (Susan C. Gordon)


                    *                        Director
- -----------------------------------
      (George S. Abrams)


/s/ Philippe P. Dauman                       Director
- -----------------------------------
     (Philippe P. Dauman)


                    *                        Director
- -----------------------------------
     (William C. Ferguson)


                    *                        Director
- -----------------------------------
      (H. Wayne Huizenga)


                    *                        Director
- -----------------------------------
         (Ken Miller)

                    *                        Director
- -----------------------------------
      (Brent D. Redstone)


                    *                        Director
- -----------------------------------
     (Sumner M. Redstone)


                    *                        Director
- -----------------------------------
     (Frederic V. Salerno)


                    *                        Director
- -----------------------------------
      (William Schwartz)


*By   /s/ Philippe P. Dauman
   -------------------------------------
      Philippe P. Dauman,
       Attorney-in-Fact
       for the Directors

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, Viacom International Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 14, 1995.


                                   VIACOM INTERNATIONAL INC.

                                   By    /s/ Frank J. Biondi, Jr.
                                     -------------------------------------------
                                        Frank J. Biondi, Jr.
                                        President, Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed below by the following persons in the capacities indicated on April 14, 1995:

          Name and Signature                      Title


   /s/ Frank J. Biondi, Jr.                  Director, President,
- ----------------------------------------       Chief Executive Officer
    (Frank J. Biondi, Jr.)


   /s/ George S. Smith, Jr.                  Senior Vice President,
- ----------------------------------------       Chief Financial Officer
    (George S. Smith, Jr.)


   /s/ Susan C. Gordon                       Vice President, Controller,
- -----------------------------------            Chief Accounting Officer
       (Susan C. Gordon)


                    *                        Director
- -----------------------------------
      (George S. Abrams)


   /s/ Philippe P. Dauman                    Director
- -----------------------------------
     (Philippe P. Dauman)


                    *                        Director
- -----------------------------------
     (William C. Ferguson)


                    *                        Director
- -----------------------------------
      (H. Wayne Huizenga)


                    *                        Director
- -----------------------------------
         (Ken Miller)

                    *                        Director
- ------------------------------------
      (Brent D. Redstone)


                    *                        Director
- -----------------------------------
     (Sumner M. Redstone)


                    *                        Director
- -----------------------------------
     (Frederic V. Salerno)


                    *                        Director
- ------------------------------------
      (William Schwartz)


*By   /s/ Philippe P. Dauman
   --------------------------------
      Philippe P. Dauman,
       Attorney-in-Fact
       for the Directors

                                INDEX TO EXHIBITS



EXHIBIT
  NO.                            DESCRIPTION
- -------                          -----------

1.1  -    Form of Underwriting Agreement.
4.1  -    Form of Indenture relating to the Senior Debt Securities.
4.2  -    Form of Indenture relating to the Senior Subordinated Debt Securities.
4.3  -    Restated Certificate of Incorporation of Viacom Inc. (incorporated by reference to Exhibit 3(a) to the Annual Report on Form 10-K of Viacom Inc. for the fiscal year ended December 31, 1992, as amended by Form 10-K/A Amendment No. 1 dated November 29, 1993 and as further amended by Form 10-K/A Amendment No. 2 dated December 9, 1993) (File No. 1-9553).
4.4  -    Certificate of Amendment of Restated Certificate of Incorporation of
          Viacom Inc. (incorporated by reference to Exhibit 3.2 to Registration Statement on Form S-4 filed by Viacom Inc.) (File No. 33-55271).
4.5  -    By-Laws of Viacom Inc. (incorporated by reference to Exhibit 3.3 to
          Registration Statement on Form S-4 filed by Viacom Inc.) (File No. 33-13812).
5    -    Opinion of Shearman & Sterling as to the validity of the Offered
          Securities.
12   -    Computation of Ratio of Earnings to Fixed Charges and Ratio of
          Earnings to Combined Fixed Charges and Preferred Stock Dividends.
23.1 - Consent of Price Waterhouse LLP as to financial statements of Viacom Inc. and Viacom International Inc.
23.2 - Consent of Ernst & Young LLP as to financial statements of Paramount Communications Inc.
23.3 - Consent of Arthur Andersen LLP as to financial statements of Blockbuster Entertainment Corporation.
23.4 - Consent of Price Waterhouse LLP as to financial statements of Paramount Communications Inc.
23.5 -    Consent of Shearman & Sterling (included in their opinion filed as
          Exhibit 5).
24   -    Powers of Attorney.*
25   -    Form T-1 Statement of Eligibility of The First National Bank of
          Boston, Trustee.


- ---------------
* All Powers of Attorney were previously filed, except the Power of Attorney of Susan C. Gordon which is filed herewith.